UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: March 25, 2011

(Date of earliest event reported)

AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28925 Fountain Parkway, Solon, Ohio		44139
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (440) 519-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 25, 2011, Agilysys, Inc. (the “Company”) terminated the Supplemental Executive Retirement Plan (the “SERP”). The SERP, a defined benefit plan, was established during fiscal year 2000 to provide retirement benefits to certain executive officers and key members of management. The SERP provides cash benefits in an annual amount not to exceed 50% of the executive’s final average annual earnings, reduced by other Company-funded retirement benefits, such as matches provided in the Company’s 401(k) and benefit equalization plans, profit sharing amounts contributed to those plans, and a percentage of Social Security retirement benefits.

To reduce compensation costs, the SERP was closed to new participants in January 2009. As a continuation of cost reduction initiatives, the Company terminated the SERP. Distribution of all benefits remaining in the SERP will be made as soon as practicable after March 25, 2012, in a single lump sum payment that is equal to the actuarial equivalent, as of the date of distribution, of each SERP participant’s accrued benefit, calculated in accordance with the SERP. The Company’s Chief Executive Officer was the only remaining active employee in the SERP, and the present value of his accumulated benefit in the SERP at March 31, 2011, the Company’s fiscal year-end, will be disclosed in the Company’s 2011 Proxy Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.

By:	/s/ Kathleen A. Weigand
Kathleen A. Weigand
General Counsel, Secretary and Senior Vice President – Human Resources

Date: March 28, 2011

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